UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

 Pursuant To Section 13 OR 15(d) Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 05, 2015

FUTUREWORLD CORP.
(Exact name of registrant as specified in charter)

Delaware	000-1273988	81-0562883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS. Employer Identification No.)

FutureWorld Corp. 3637 4th Street North, 330 Saint Petersburg, Florida		33704
(Address of principal executive offices)		(Zip Code)

(727) 474-1816
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

FutureWorld Corp. (FWDG) announces today that on April 26th, 2015, the Company has elected Mr. Henry Biza as the Chief Executive Officer (CEO) of CB Scientific, effective May 1st, 2015.

With more than 30 years of experience as a successful entrepreneur and CEO, Mr. Biza brings needed leadership skills and business management expertise to the company. Mr. Biza has extensive experience working on complex business deals related to wholesale, distribution and inventory management across manufacturing, healthcare, oil/gas/chemicals, construction and agricultural industries.

His international experience in business management, applied technology, and finance offers CB Scientific a solid platform from which to further its current initiatives and expand its new ideas. His diverse career has provided him the opportunity to develop a unique network of public and private sector organizations which will be very helpful in promoting awareness for CB Scientific’s products.

Mr. Biza has direct experience with technologies from a design, implementation, and finance perspective, focusing primarily on domestic and international marketing. Familiarity with not only technology and its applications, but also the political activities necessary to ensure successful emerging market implementation has become his mainstay. He also believes in the importance of the role of individuals in humanitarian activities having worked with the likes of Isaac Hayes, Priscila Presley and many others.

Mr. Biza will continue his extensive contribution to mankind by bringing CB Scientific to its next stage of development. He will do this by generating revenues through the delivering of certified high quality products and solutions to the cannabis market.

For his short time in office, Mr. Biza has already made substantial changes to the corporate structure of CB Scientific, including new and improved packaging, new product enhancement for PersonalAnalytics test kits branded under “Test4” with certification, new product pipeline for law enforcement, VA, insurance companies and the growers internationally. CB Scientific under the leadership of Mr. Biza will be rolling out multipole product lines within the next few weeks.

The Company is also prepping CB Scientific for a spin off through a merger or sale.

The FutureWorld Facebook Page (https://www.facebook.com/futureworldenergy)

The FutureWorld Twitter Feed (https://twitter.com/futureworldinc)

Item 8.01 - Other Events

On Monday March 30, 2015, FutureWorld Corp, filed a fourteen count lawsuit in the Circuit Court in Pinellas County, Florida against Bill Short, Derek Lebahn, Charles Steinberg, Richard Buck, Ander Marlatt, Herbal Synergy, LLC and JCRAB Industries. The fourteen counts include counts for theft of intellectual and actual property, embezzlement, computer fraud, tortious interference with existing business relationships, and for an immediate injunction against all the defendants named to stop them from conducting any business transactions or being involved in the same business as CB Scientific and related FutureWorld entities. In the lawsuit it is alleged that these defendants purposefully stole test kit properties, plans, and attempted to derail and stall sales of test kits, all the while setting up their own businesses to compete with FutureWorld's CB Scientific, in violation of their agreements contractually. FutureWorld will pursue actual damages, punitive damages, as well as an injunctive order against all defendants for ceasing all business activities in all of the CB Scientific business arena or activities related to FutureWorld's business.

The company has also reported property theft to Lakewood and Denver police departments implicating Bill Short, Derek Lebahn, Charles Steinberg, Richard Buck, and Ander Marlatt on such property theft. So far the Company has serves four of the five individuals and will continue its effort to bring justice to the matter.

A copy of the lawsuit filed in the Circuit Court in Pinellas County, Florida is attached herein through this link;

http://www.futureworldcorp.com/FWDGvShortetalFinal3-30-15.pdf

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FutureWorld Corp.

/s/ Sam Talari

Sam Talari

Principal Executive Officer

Dated:  May 05, 2015